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                                                                    EXHIBIT 21.1

                     ALLSCRIPTS HEALTHCARE SOLUTIONS, INC.

                                  SUBSIDIARIES

                                                              Jurisdiction or
      Subsidiary                                           State of Organization
      ----------                                           ---------------------
Allscripts, Inc...........................................       Delaware
Channelhealth Incorporated................................       Delaware

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